Exhibit 5.1

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, N.Y. 10174-1901

(212) 818-8800

April 11, 2025

ParkerVision, Inc.

4446-1A Hendricks Avenue, Suite 354

Jacksonville, Florida 32207

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the United States Securities and Exchange Commission by ParkerVision, Inc. (the “Company”), a Florida corporation, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 13,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) consisting of (i) an aggregate of 10,000,000 shares of Common Stock and 2,000,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock (“Warrants”) issued pursuant to securities purchase agreements (“Securities Purchase Agreements”), (ii) an aggregate of 250,000 shares of Common Stock issuable pursuant upon vesting of restricted stock units pursuant to restricted stock unit agreements (“RSU Agreements”) as payment for services, (iii) 250,000 shares of Common Stock issued as payment for advisory services under an advisory services agreement (“Advisory Agreement”), and (iv) an aggregate of 500,000 shares of Common Stock issuable upon exercise of nonqualified stock options (“Options”) as payment for services, in each case to be offered for resale by the selling stockholders named in the Registration Statement (the “Selling Shareholders”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon the foregoing, it is our opinion that the Shares (i) issued pursuant to the Securities Purchase Agreements have been duly authorized, legally issued, fully paid and non-assessable, (ii) issuable pursuant to the Warrants have been duly authorized and, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable, (iii) issuable pursuant to the RSU Agreements have been duly authorized and, when issued upon vesting in accordance with the terms of the RSU Agreements, will be legally issued, fully paid and non-assessable, (iv) issued pursuant to the Advisory Agreement, have been duly authorized, legally issued, fully paid and non-assessable, and (v) issuable pursuant to the Options have been duly authorized and, when issued upon exercise of the Options, in accordance with the terms of the Options, be legally issued, fully paid and non-assessable.

In giving this opinion, we have assumed that all certificates for the Shares have been, or will be, duly executed on behalf of the Company by the duly authorized Company officers and/or the Company’s transfer agent and registered by the Company’s registrar, if necessary, and conform, or will conform, except as to denominations, to specimens which we have examined.

We are opining solely on applicable statutory provisions of Florida corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Florida Constitution and all applicable judicial and regulatory determinations.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Graubard Miller